Exhibit 1.1

iMEDIA BRANDS, INC.

$75,000,000
8.50% Senior Unsecured Notes Due 2026

Underwriting Agreement

September 23, 2021

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

As the Representative of the several Underwriters

Ladies and Gentlemen:

iMedia Brands, Inc., a company incorporated in Minnesota (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (the “Underwriters”), for whom B. Riley Securities, Inc. is acting as Representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company of $75,000,000 aggregate principal amount of its 8.50% senior unsecured notes due 2026 (the “Firm Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the respective aggregate principal amount of the Firm Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto and (ii) the grant of the option described in Section 2(b) hereof to purchase all or any part of $5,000,000 aggregate principal amount of additional 8.50% senior unsecured notes due 2026 (the “Option Notes”) from the Company to the Underwriters, acting severally and not jointly. The Firm Notes to be purchased by the Underwriters and all or any part of the Option Notes subject to the option described in Section 2(b) hereof are hereinafter called, collectively, the “Notes.” The Notes will be issued pursuant to an indenture (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-258519), including a related base prospectus, for the registration of the Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). The registration statement has been declared effective under the Securities Act by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the Securities Act (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the Initial Sale Time (as defined herein) for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of paragraph (f)(2) of Rule 430B of the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information. Any registration statement filed pursuant to Rule 462(b) of the Securities Act, if any, is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Notes and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Notes and the offering thereof (including the terms reflected in the Final Term Sheet, as defined herein) in accordance with the provisions of Rule 430B and Rule 424(b) of the Securities Act. Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus, including but are not limited to, the Current Report on Form 8-K (including exhibits attached thereof) filed by the Company on September 22, 2021 (excluding any information furnished pursuant to Item 7.01).

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Securities Act to be a part thereof.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (iv) the information set forth on the final term sheet substantially in the form of Exhibit A (the “Final Term Sheet”).

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section 1:

(a)            Subsidiaries. All of the direct and indirect material Subsidiaries (as defined below) of the Company are set forth in the SEC Reports (as defined below). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (as defined below) (other than Liens securing obligations under each of (i) that certain Revolving Credit and Security Agreement, dated February 9, 2012, as amended, among the Company, certain of the Company’s Subsidiaries party thereto as borrowers, and PNC Bank, National Association, as the same may be further amended or supplemented from time to time (the “PNC Credit Agreement”), (ii) that certain Loan and Security Agreement, dated July 30, 2021, by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors (the “Loan Agreement”) , and (iii) that certain Promissory Note Secured by Mortgages, dated July 30, 2021, by and among VVI Fulfilment Center, Inc. and EP Properties, LLC, as borrowers, and GreenLake Real Estate Finance LLC, as lender (the “Term Loan” and together with the PNC Credit Agreement and the Loan Agreement, the “Credit Facilities”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiary, which includes any direct or indirect subsidiary of the Company formed or acquired after the date hereof (each, a “Subsidiary,” and collectively, the “Subsidiaries”), all other references to the Subsidiaries or any of them in this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) shall be disregarded.

(b)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect (i) on the legality, validity or enforceability of any Transaction Document, (ii) on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (a “Material Adverse Effect”), and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”), has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)            Authority. The Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under this Agreement, the Indenture, and the Notes.

(d)            S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act, including Instruction I.B.1 thereof; each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(e)            Compliance with Law. The Preliminary Prospectus when filed and the Registration Statement as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”). The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(f)            No Material Misstatement and Omission. The Registration Statement, as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof and at the Closing Date or any Option Closing Date, each as defined herein, did not, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Date and on each Option Closing Date (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to (A) any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 7(b) hereof) or (B) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1 under the Trust Indenture Act of the Trustee); the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)            Accuracy of Disclosure. As of 4:40 p.m. (Eastern time) on September 23, 2021 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Notes and at the Closing Date and each Option Closing Date, the Disclosure Package will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to (A) any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 7(b) hereof), or (B) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1 under the Trust Indenture Act) of the Trustee.

(h)            Distribution of Offering Materials. In connection with this offering, the Company has not offered and will not offer the Notes in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Notes except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement or for communications satisfying the requirements of Rule 134 under the Securities Act.

(i)            No Conflicting Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the Final Term Sheet), if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(j)            Eligibility to Use Free Writing Prospectus. The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act. Except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, the information set forth on Exhibit A and any electronic road show relating to the public offering of the Notes contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus.

(k)            Conformity with EDGAR Filing. The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Notes contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(l)            Registration Statement. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus in connection with the public offering of the Notes contemplated herein.

(m)            Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(n)            Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as disclosed in the SEC Reports or pursuant to the exercise of employee stock options under the Company’s stock option or other equity compensation plans, the issuance of shares of common stock of the Company (“Common Stock”) to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.

(o)            Conformity. The Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; the Indenture conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations” fairly summarize in all material respects the legal matters therein described.

(p)            Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q)            Authorization of the Indenture. The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, and assuming due authorization, execution, delivery, validity, legally binding effect and enforceability thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law, that may limit the right to specific enforcement of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(r)            Authorization. The Notes to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law, that may limit the right to specific enforcement of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws; and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(s)            Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company, as applicable, the consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Notes), other than (A) such as have been obtained, or will have been obtained at the Closing Date or the relevant Option Closing Date, as the case may be, under the Securities Act, the Trust Indenture Act and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Notes on Nasdaq, (C) such approvals as have been obtained under the rules and regulations of FINRA and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters (collectively, the “Required Approvals”).

(t)            No Conflicts. Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement or the Indenture by the Company, nor the consummation by the Company of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(u)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Preliminary Prospectus, the Prospectus and any prospectus supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for violations that would not reasonably be expected to result in a Material Adverse Effect.

(v)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or other equity compensation plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Notes contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(w)            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Notes or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(x)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)            Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(z)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(aa)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties, and (iii) Liens securing obligations under the Credit Facilities. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(bb)      Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to do so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for expirations, terminations or abandonments that, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)      Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(dd)      Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option or other equity compensation plans of the Company.

(ee)      Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(ff)      Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Except as disclosed in the Company’s SEC Reports, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the execution and delivery of this Agreement. None of the net proceeds of this offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(gg)      Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(hh)      Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ii)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees of DTC (or such other established clearing corporation) in connection with such electronic transfer.

(jj)      Application of Takeover Protections. Any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation shall not be applicable as a result of the consummation of the transactions contemplated under this Agreement.

(kk)      No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

(ll)      Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP (collectively, the “Indebtedness”).

(mm)      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(nn)      Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(oo)            Accountants. To the knowledge and belief of the Company, Deloitte & Touche LLP (the “Company Auditor”) is an independent registered public accounting firm as required by the Exchange Act. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act, except for such non-audit services as have been approved in advance by the Company’s Audit Committee.

(pp)      Stock Option Plans. Each stock option granted by the Company under the Company’s 2020 Equity Incentive Plan or 2011 Omnibus Incentive Plan was granted (i) in accordance with the terms of the Company’s respective equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(qq)      Office of Foreign Assets Control. Neither the Company nor any Subsidiary, nor any of the Company’s executive officers and directors, and to the knowledge of the Company, no agent, other employee or affiliate of the Company (who are not executive officers or directors) and no Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(rr)      U.S. Real Property Holding Corporation. The Company is not and, to the Company’s knowledge, has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(ss)      Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt)      Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(uu)      D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires previously completed by each of the Company’s directors and officers prior to the offering provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(vv)      FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Representative if it learns that any officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock or Common Stock equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(ww)      Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(xx)            Board of Directors. The Board of Directors is comprised of the persons set forth in the Company’s definitive proxy statement for the fiscal year ended January 30, 2021 under the caption “Proposal No. 1: Election of Directors.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.            Purchase and Sale.

(a)            Firm Notes. Upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the Firm Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of the Firm Notes at the purchase price equal to $24.00 per Note, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the Firm Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Firm Notes set forth in Schedule I opposite such Underwriter’s name, plus any additional aggregate principal amount of the Firm Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of the Firm Notes in denominations other than $25.00.

(b)            Option Notes. In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Notes at the same purchase price to be paid by the Underwriters for the Firm Notes, plus any additional aggregate principal amount of Option Notes in the same proportion which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than five full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase its proportionate share of the aggregate principal amount of Option Notes then being purchased based on its proportionate share of the aggregate principal amount of Firm Notes set forth in Schedule I opposite the name of such Underwriter, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of the Option Notes in denominations other than $25.00.

3.            Delivery and Payment.

(a)            Firm Notes. One or more global notes representing the Firm Notes (collectively, the “Firm Global Note”), shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Firm Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the office of Faegre Drinker Biddle & Reath LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402-3901 (the “Designated Office”), on September 28, 2021, or at such time or place on the same or such other date, not later than the fifth business day thereafter, as shall be agreed to by the Representative and the Company. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Date.” The Firm Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(b)            Option Notes. One or more global notes (collectively, the “Option Global Note”) shall be delivered by or on behalf of the Company to the nominee of DTC for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Option Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the Designated Office, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Notes or on such other time and date as the Company and the Representative may agree upon in writing. The Option Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Date.

4.            Agreements of the Company. The Company agrees with each Underwriter:

(a)            The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under (or otherwise obtaining exemptions from the application of) the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Notes; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes) where it is not presently qualified.

(b)            If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Company will use its reasonable best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)            The Company shall prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New York City time), on September 27, 2021 or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(d)            The Company shall file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule.

(e)            The Company shall advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

(f)            The Company shall furnish a copy of each proposed Issuer Free Writing Prospectus, if any, to the Representative and counsel for the Underwriters and obtain the consent of the Representative (which consent will not be unreasonably withheld or delayed) prior to referring to, using or filing with the Commission any Issuer Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and the Final Term Sheet.

(g)            The Company shall comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(h)            The Company shall advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Notes contemplated herein, and shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and, during the time when a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, to file no such amendment or supplement to which the Representative shall reasonably object in writing.

(i)            The Company shall advise the Underwriters promptly of the occurrence of any event or development known to the Company within the time during which a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act which, in the judgment of the Company, (i) would require the making of any change in the Registration Statement, the Prospectus or the Disclosure Package so that the Registration Statement, the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law.

(j)            The Company shall file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(k)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, Issuer Free Writing Prospectus and the Registration Statement and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) any expenses and fees for the cost of ratings agencies; (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification and the preparation of the blue sky memorandum); (vii) any filings required to be made with the Commission and FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) all “road show” costs and expenses for the offering (regardless of the form in which the “road show” is conducted), and all costs of the Company and Underwriters’ personnel, including but not limited to, commercial or charter air travel, local hotel accommodations, transportation and other expenses; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the costs and expenses of causing the Notes to be eligible for clearance and settlement through DTC; (xi) out-of-pocket, accountable, bona fide expenses actually incurred by the Representative in connection with this offering, including any fees and disbursements of legal counsel to the Underwriters, up to an aggregate amount not to exceed $175,000, in each case to the extent permitted by FINRA regulations; (xii) the costs and expenses of background investigations; (xiii) a structuring fee to be paid to the Representative at the Closing Date in an amount equal to 1.0% of the gross proceeds of this offering ; (xiv) a backstop fee to be paid to the Representative at the Closing Date in an amount equal to $1.6 million, (or 2.0% of $80 million); and (xv) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l)            Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, during the time when a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, the Company shall furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative (which consent shall not be unreasonably withheld or delayed) to the filing.

(m)            During the period referred to in paragraph (h) above, the Company shall file all such documents in the manner and within the time periods required by the Exchange Act.

(n)            The Company shall apply the net proceeds of the sale of the Notes in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package.

(o)            The Company shall make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement.

(p)            The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any senior unsecured notes (other than the Notes sold to the Underwriters pursuant to this Agreement) or publicly announce an intention to effect any such transaction for a period beginning on the date hereof and extending through the 90th day hereafter.

(q)            The Company will not take, directly or indirectly, without giving effect to activities by the Underwriter, as to which the Company makes no representation, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(r)            The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

5.            Conditions to the Obligation of the Underwriters. The obligation of the Underwriters to purchase the Notes at the Closing Date or on each Option Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Initial Sale Time, the Closing Date and each Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions at the Closing Date or on each Option Closing Date, as applicable (except to the extent that any such conditions may have been waived in writing by the Underwriters on or prior to such respective dates):

(a)            The Underwriters shall have received an opinion and negative assurance letter of Faegre Drinker Biddle & Reath LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, covering such matters as the Underwriters shall reasonably request, in each case in the form and substance satisfactory to the Underwriters.

(b)            The Underwriters shall have received an opinion and negative assurance letter of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, covering such matters as the Underwriters shall reasonably request, in each case in the form and substance satisfactory to the Underwriters.

(c)            The Company shall have furnished to the Underwriters certificates, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, all dated the Closing Date or the Option Closing Date, as applicable, to the effect that the signers of such certificates have carefully examined the Disclosure Package, Prospectus, any supplements or amendments to the Registration Statement and this Agreement and that:

(i)            The representations and warranties of the Company in this Agreement are true and correct with the same effect as if made at the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part that are required to be performed or satisfied by it at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Securities Act;

(iii)            They have examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, the Disclosure Package, as of the Initial Sale Time, the Registration Statement and the Prospectus, as of their dates and as of the Closing Date or the Option Closing Date, as applicable, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)            Since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(d)            The Company shall have received from the Chief Executive Officers and Chief Financial Officer, at the Initial Sale Time, at the Closing Date and at each Option Closing Date, a certificate confirming certain matters, including but are not limited to, the accuracy and validity of certain financial information disclosed in the Company’s filings with the SEC, in form and substance heretofore approved by the Representative (the “CFO Certificate”).

(e)            The Company shall have received from Deloitte & Touche LLP, at the Initial Sale Time, at the Closing Date and at each Option Closing Date, an accountant’s “comfort letter” to the Underwriters delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated respectively as of the Initial Sale Time, the Closing Date and each Option Closing Date, in form and substance heretofore approved by the Representative.

(f)            The Company shall have received from Mazars USA LLP, at the Initial Sale Time, at the Closing Date and at each Option Closing Date, an accountant’s “comfort letter” to the underwriters delivered according to applicable U.S. or non-U.S. audit standards, dated respectively as of the Initial Sale Time, the Closing Date and each Option Closing Date, in form and substance heretofore approved by the Representative.

(g)            No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(h)            Prior to the Closing Date and each Option Closing Date: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened, by the Commission, and no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

(j)            The Notes to be delivered on the Closing Date or the Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to notice of issuance.

(k)            Subsequent to the Initial Sale Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any supplement thereto), the Prospectus and the Registration Statement (exclusive of any supplement thereto), there shall not have been (i) any material adverse change specified in the letter or letters referred to in paragraph (c) of this Section 5 delivered at the Closing Date or the Option Closing Date, as applicable, from the letter delivered at the Initial Sale Time or (ii) any material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(l)            Prior to the Closing Date and each Option Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(m)            Subsequent to the Initial Sale Time, if there are any debt securities of the Company, there shall not have been any decrease in the rating of any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n)            The Notes shall be eligible for clearance and settlement through DTC and at the Closing Date and each Option Closing Date the Notes shall be cleared and settled through DTC.

(o)            The Company shall have executed and delivered the Sale and Purchase Agreement, dated September 22, 2021, relating to the acquisition and purchase of all of the issued and outstanding equity interests of 123tv Invest GmbH and 123tv Holding GmbH and the related Vendor Loan Agreement.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided for in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and each Option Closing Date, as applicable, by the Representative (unless any such conditions have been waived in writing by the Representative on or prior to the Closing Date or the Option Closing Date, as applicable). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, at 1400 Page Mill Road, Palo Alto, CA 94304, Attention: Albert Lung, at the Closing Date and each Option Closing Date.

6.            Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated (i) because the Company for any reason fails to tender the Notes for delivery to the Underwriters, (ii) because the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, (iii) because of any termination of this Agreement pursuant to Section 8 hereof or (iv) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company, without duplication, will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that the Company is required to pay pursuant to Section 4(k) hereof.

7.            Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective “affiliates” (within the meaning of Rule 405 of the Securities Act), directors and officers of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any roadshow or investor presentations made to investors by the Company (the “Marketing Materials”) or, the Disclosure Package (including any amendments thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating the Underwriters furnished to the Company in writing by such Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consist of the information described as such in subsection (b) below.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or controlling person shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Marketing Materials, or the Disclosure Package (including any amendments thereto), it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the information contained in the seventh paragraph in the section entitled “Underwriting,” the information relating to stabilizing transactions contained under the caption “Price Stabilization, Short Positions” in the section entitled “Underwriting” and the information relating to conflicts of interest contained under the caption “Additional Relationships and Conflicts of Interest” in the section entitled “Underwriting.”

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of any and all expenses related to such Proceeding or incurred in connection with such indemnified party’s successful enforcement of this Section 7(b); provided, however, that any failure or delay to so notify the Representative will not relieve the Underwriters of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by an Underwriter and the indemnified person)), or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative and the Underwriters shall not, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(c)            If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

8.            Termination.

(a)            This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Company, by written notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) there has been, since the Initial Sale Time, any material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole, which would, in the reasonable judgment of the Representative, make it impractical to proceed with the sale or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto), (ii) trading in securities generally on Nasdaq or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) a material disruption has occurred in securities settlement or securities clearance in the United States or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the sale or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

(b)            If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8(b), the Closing Date or the Option Closing Date, as applicable, shall be postponed for such period, not exceeding seven Business Days, as the non-defaulting Underwriters and the Company shall agree in order that the required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, contribution provisions and other statements of each of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement (including the provisions of 6 and 7) will remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters, the Company or their trustees, directors, managers, members, officers, employees or agents or any person controlling the Company (control to be determined within the meaning of the Securities Act or the Exchange Act), (ii) delivery and acceptance of any Notes and payment therefor hereunder and (iii) any termination or cancellation of this Agreement.

10.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.            The purchase and sale of the Notes pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other;

b.            The Underwriters are acting solely as agent in connection with the public offering of the Notes and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriters have advised or is advising the Company on other matters, and the Underwriters have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

c.            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

d.            the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

e.            it is aware that the Underwriters and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

f.            it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Notes under this Agreement and agrees that the Underwriters shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Underwriters’ obligations under this Agreement and to keep information provided by the Company to the Underwriters and its counsel confidential to the extent not otherwise publicly-available.

11.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

12.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Underwriters, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention:      General Counsel
Telephone:      (212) 457-9947

Email:      dpalmadesso@brileyfin.com

with a copy to:

Morgan Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

Attention:      Albert Lung

Telephone:      (650) 843-7263

Email:      albert.lung@morganlewis.com

and if to the Company, shall be delivered to:

iMedia Brands, Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433
Attention:      Chief Executive Officer
Telephone:      (800) 938-9707

Email:            tpeterman@imediabrands.com

with a copy to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901
Attention:      Jonathan R. Zimmerman
Telephone:      (612) 766-8419

Email:            jon.zimmerman@faegredrinker.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, managers, members, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.            Applicable Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

15.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

[Signature Pages Follow]

Very truly yours,

IMEDIA BRANDS, INC.

By:	/s/ Timothy A. Peterman
	Name:	Timothy A. Peterman
	Title:	Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the Underwriters named herein:

B. Riley Securities, Inc.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriters	Aggregate Principal Amount of Firm Notes to Be Purchased	Aggregate Principal Amount of Option Notes to Be Purchased
B. Riley Securities, Inc.	$30,187,500	$2,012,500
D.A. Davidson & Co.	$17,625,000	$1,175,000
Ladenburg Thalmann & Co. Inc.	$10,687,500	$712,500
InspereX LLC	$4,687,500	$312,500
Aegis Capital Corp.	$2,250,000	$150,000
Alexander Capital L.P.	$937,500	$62,500
Newbridge Securities Corporation	$1,875,000	$125,000
Revere Securities LLC	$4,687,500	$312,500
B.C. Ziegler & Company	$2,062,500	$137,500
Total	$75,000,000	$5,000,000

I-1

Schedule II

OTHER ISSUER WRITTEN COMMUNICATIONS

None.

II-1

Exhibit A

Final Term Sheet

See attached.